UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                 August 23, 2005


                             AB HOLDING GROUP, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                                93-1143627
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(State or other jurisdiction of                                (IRS Employer
 incorporation or organization)                              Identification No.)

          2320 SE Ag-Bag Lane, Warrenton, OR                       97146
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      (Address of principal executive offices)                  (Zip Code)

                                 (503) 861-1812
              (Registrant's telephone number, including area code)

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              (Former name, former address and former fiscal year,
                          if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 23, 2005, AB Holding Group, Inc. ("AB Holding") executed a Commercial & Investment Real Estate Purchase & Sale Agreement (the "Warrenton Agreement") pursuant to which AB Holding will sell its Warrenton, Oregon facility to Chuck Taggart and Glenn Taggart. The purchase price under the Warrenton Agreement is $850,000, payable in cash at closing. The closing of the Warrenton Agreement is scheduled to occur on or before November 21, 2005. The Warrenton Agreement contains contingencies, representations and warranties, and other terms customary in commercial real estate transactions.

On September 1, 2005, AB Holding executed a Purchase Agreement (the "Blair Agreement") pursuant to which AB Holding will sell its Blair, Nebraska facility to Buhler Manufacturing. The purchase price under the Blair Agreement is $1,550,000, payable in cash at closing. The closing of the Blair Agreement is scheduled to occur not later than September 30, 2005. The Blair Agreement contains contingencies, representations and warranties, and other terms customary in commercial real estate transactions.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              AB HOLDING GROUP, INC.



Date:  September 8, 2005                      /s/ MIKE WALLIS
                                              --------------------------------
                                              Mike Wallis
                                              Chief Financial Officer and Vice
                                              President, Finance